Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
Rob Meyne
(702) 792-7353
robmeyne@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER RESULTS

- IP Leads Midwest and South Region with 35% EBITDA Growth -
- Company on Track to Complete Peninsula Gaming Acquisition in Fourth Quarter -

LAS VEGAS - NOVEMBER 1, 2012 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2012.

Net revenues were $613.3 million for the third quarter 2012, an increase of 3.9% from $590.2 million during the same quarter in 2011. Total Adjusted EBITDA(1) for the quarter was $103.6 million, compared to $122.0 million in the prior year. Results for the third quarter 2012 include the operations of the IP Casino Resort Spa, acquired by the Company on October 4, 2011.

Boyd Gaming's wholly-owned business, including the IP, reported third-quarter 2012 net revenues of $426.2 million, up 9.8% from the year-ago period. Wholly-owned Adjusted EBITDA for the quarter was $70.3 million, compared to $71.8 million in the year-ago period. The Adjusted EBITDA comparison was adversely impacted by business disruptions from Hurricane Isaac and a favorable property tax adjustment in the year-ago quarter. Borgata, the Company's 50% joint venture, reported third-quarter 2012 net revenues of $187.1 million, compared to $202.0 million in the third quarter of 2011. Adjusted EBITDA at the property was $33.4 million, compared to $50.3 million in the year-ago quarter. Both revenue and Adjusted EBITDA were impacted by lower table game hold percentage and volume.

For the third quarter 2012, the Company reported a net loss of $15.8 million, or $0.18 per share, compared to net income of $3.1 million, or $0.04 per share, in the same period last year. Net results reflect lower operating income and increased interest expense, including interest related to the Peninsula Gaming acquisition financing.

Adjusted Earnings(1) for the third quarter 2012 reflect a loss of $9.4 million, or $0.11 per share, compared to income of $4.6 million, or $0.05 per share, for the same period in 2011. Certain pre-tax items included in Adjusted Earnings for the third quarter of 2012 resulted in a net increase of $7.1 million ($6.3 million, net of tax and noncontrolling interest, or $0.07 per share). By comparison, pre-tax items included in Adjusted Earnings for the third quarter 2011 resulted in a net increase of $2.4 million ($1.5 million, net of tax and noncontrolling interest, or $0.01 per share). Pre-tax items included in Adjusted Earnings are listed in a table at the end of this press release.

“We are encouraged by continued strength in our Midwest and South region, which recorded its eighth consecutive quarter of EBITDA growth,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming.  “With the acquisition of Peninsula Gaming, more than two-thirds of our wholly-owned EBITDA will be generated by our Midwest and South properties, further expanding our operations in the strongest segment of the domestic gaming industry. Moving forward, our focus will be on generating sustainable long-term growth, continuing to manage our operations efficiently and strengthening our balance sheet.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results
For the nine months ended September 30, 2012, we reported net revenues of $1.86 billion, an increase of 7.6% compared to the nine months ended September 30, 2011. Total Adjusted EBITDA was $351.2 million during the period, even with the prior year.

During the nine-month period in 2012, our wholly-owned operations posted net revenues of $1.32 billion, up 12.5% from the year-ago period, while wholly-owned Adjusted EBITDA increased 7.2% to $248.3 million. Borgata reported net revenues of $538.7 million, compared to $553.9 million in the year-ago period, while Adjusted EBITDA was $103.0 million, compared to $120.6 million in the third quarter of 2011.

We reported a net loss of $9.0 million for the nine months ended September 30, 2012, or $0.10 per share. By comparison, we reported a net loss of $3.4 million, or $0.04 per share, for the nine months ended September 30, 2011.

Adjusted Earnings for the nine months ended September 30, 2012 were $2.5 million, or $0.03 per share, compared to $4.0 million, or $0.05 per share, during the comparable period in 2011.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, third-quarter 2012 net revenues were $138.8 million, compared to $145.9 million in the year-ago period. Third-quarter 2012 Adjusted EBITDA was $24.3 million, compared to $30.8 million in the third quarter of 2011. To improve our performance in the Locals market, we are implementing measures to improve business volumes from casual players, including a significant expansion of our low-denomination slot product.

Downtown
The Company's Downtown Las Vegas business generated net revenues of $53.5 million for the third quarter 2012, up slightly from the third quarter 2011. Adjusted EBITDA was $6.4 million, an increase of 5.8% from the year-ago quarter. Growth was driven primarily by effective marketing campaigns aimed at our Hawaiian customer base. Additionally, we saw improved revenue and profitability at our Hawaiian charter service, as changes in our weekly flight schedule allowed us to grow revenue-per-seat by about 12%.

Midwest and South
In the Midwest and South region, net revenues were $233.0 million, up 24.0% from the year-ago quarter, while Adjusted EBITDA rose 9.4%, or $4.2 million, to $48.7 million. Regional results were impacted by Hurricane Isaac, which forced the closure of the IP and Treasure Chest in late August, and disrupted business throughout the Gulf Coast region through mid-September. In addition, results reflect a favorable property tax adjustment in the year-ago quarter.

The IP contributed $49.1 million in net revenues and $9.6 million in EBITDA to regional results during the quarter. Net revenues at the property were even with the third quarter 2011 as compared to the property's historical results, while EBITDA rose 35.4%. Improved operating efficiencies and the introduction of our B Connected player loyalty program drove significant EBITDA growth at the IP.

Borgata
Borgata reported third-quarter 2012 net revenues of $187.1 million, compared to $202.0 million in the third quarter of 2011. Adjusted EBITDA at the property was $33.4 million, compared to $50.3 million in the year-ago quarter. The declines were primarily the result of lower table game hold percentage and volume. We remain encouraged by strength in other segments of the business, as slot and hotel revenue increased year-over-year.

Peninsula Gaming Acquisition
The Company continues to make progress toward completing the acquisition of Peninsula Gaming, LLC. The transaction, announced on May 16, will add five properties to Boyd Gaming's portfolio: the Kansas Star Casino, Hotel and Event Center in Mulvane, Kansas; Diamond Jo Casino in Dubuque, Iowa; Diamond Jo Casino in Worth County, Iowa; Evangeline Downs Racetrack and Casino in Opelousas, Louisiana; and Amelia Belle Casino in Amelia, Louisiana.

“We look forward to successfully completing this transformative transaction, which will strengthen our balance sheet and further diversify our operations,” Keith Smith said. “We have already secured regulatory approvals from Iowa and Louisiana, and Kansas regulators are scheduled to consider the transaction the week of November 12. Subject to regulatory approvals, we expect to complete the acquisition of Peninsula Gaming in the fourth quarter.”

Conference Call Information
Boyd Gaming will host its third-quarter 2012 conference call today, November 1, at 12:00 p.m. Eastern, on which the Company will provide guidance for the fourth quarter 2012. The conference call number is (866) 652-5200. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=90411

Following the call's completion, a replay will be available by dialing (877) 344-7529 today, November 1, beginning at 2:00 p.m. Eastern and continuing through Friday, November 9, at 9 a.m. Eastern. The conference number for the replay will be 10020383. The replay will also be available on the Internet at www.boydgaming.com.

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.
Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the anticipated acquisition of Peninsula Gaming, the timing for completion of such acquisition and the anticipated benefits from such transaction, including strengthen the Company's balance sheet and diversifying its operations; the anticipated benefits from new development arrangements with Wilton Rancheria and SSE, the expectation that legislation and other regulations will pass permitting these developments, and the timing for the approvals for such developments; the continued strength in the Company's Midwest and South region and that upon the closing of the acquisition of Peninsula Gaming, more than two-thirds of the Company's wholly-owned EBITDA will be generated by properties in regional markets; that these regional markets represent the strongest segment of the domestic gaming industry; that the Company will focus on generating sustainable long-term growth, continuing to manage our operations efficiently and strengthening our balance sheet in the future; the roll out of new slot games and expanding product offerings; that the locals marked has shown sustained growth; the expected benefits from introducing B Connected to the IP; that marketing costs will be refined and synergies will be realized at the IP; the impact of new competition on Borgata; and that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the satisfaction to the various conditions to the Company's pending acquisition of Peninsula Gaming, and whether such conditions will be satisfied when expected, if at all; the availability of financing for such acquisition on terms that are acceptable to the Company, if at all; the receipt of legislative, and other state, federal and local approvals for the pending acquisition and the Company's development projects in Florida and other jurisdictions; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

The results of IP are included in our condensed consolidated statements of operations for the three and nine months ended September 30, 2012.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues
Gaming	$516,991	$500,824	$1,567,792	$1,469,316
Food and beverage	106,722	99,221	318,123	285,883
Room	69,964	64,831	205,589	181,881
Other	38,958	34,105	110,615	100,412
Gross revenues	732,635	698,981	2,202,119	2,037,492
Less promotional allowances	119,356	108,766	340,535	307,928
Net revenues	613,279	590,215	1,861,584	1,729,564

Costs and expenses
Gaming	253,196	230,675	742,404	680,457
Food and beverage	55,014	50,868	169,451	148,516
Room	13,605	13,586	43,671	39,921
Other	29,960	28,617	82,712	82,191
Selling, general and administrative	113,148	96,301	333,319	288,872
Maintenance and utilities	38,114	40,925	116,447	115,113
Depreciation and amortization	50,409	46,034	151,125	145,106
Corporate expense	10,317	11,025	36,197	36,569
Preopening expense	1,618	1,720	5,488	5,292
Other operating items, net	(450)	2,300	(2,399)	9,269
Total costs and expenses	564,931	522,051	1,678,415	1,551,306
Operating income	48,348	68,164	183,169	178,258

Other expense (income)
Interest income	(272)	(15)	(684)	(40)
Interest expense, net of amounts capitalized	74,115	60,083	202,731	184,068
Fair value adjustment of derivative instruments	—	—	—	265
Gain on early retirements of debt, net	—	(54)	—	(34)
Other income	—	(1,000)	—	(1,000)
Total other expense, net	73,843	59,014	202,047	183,259

Income (loss) before income taxes	(25,495)	9,150	(18,878)	(5,001)
Income taxes	8,413	(2,170)	7,580	28
Net income (loss)	(17,082)	6,980	(11,298)	(4,973)
Net loss attributable to noncontrolling interest	1,286	(3,871)	2,331	1,610
Net income (loss) attributable to Boyd Gaming Corporation	$(15,796)	$3,109	$(8,967)	$(3,363)

Basic net income (loss) per common share	$(0.18)	$0.04	$(0.10)	$(0.04)

Weighted average basic shares outstanding	87,643	87,256	87,587	87,206

Diluted net income (loss) per common share	$(0.18)	$0.04	$(0.10)	$(0.04)

Weighted average diluted shares outstanding	87,643	87,432	87,587	87,206

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended September 30, 2012. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended September 30, 2012
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable		LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$354,631	$162,360	$—	$516,991	$—		$—	$516,991
Food and beverage	66,488	40,234	—	106,722	—		—	106,722
Room	35,744	34,220	—	69,964	—		—	69,964
Other	26,149	12,809	—	38,958	2,724		(2,724)	38,958
Gross revenues	483,012	249,623	—	732,635	2,724		(2,724)	732,635
Less promotional allowances	56,824	62,532	—	119,356	—		—	119,356
Net revenues	426,188	187,091	—	613,279	2,724		(2,724)	613,279

Costs and expenses
Gaming	185,604	67,592	—	253,196	—		—	253,196
Food and beverage	35,270	19,744	—	55,014	—		—	55,014
Room	9,615	3,990	—	13,605	—		—	13,605
Other	18,930	11,030	—	29,960	—		—	29,960
Selling, general and administrative	77,674	35,470	—	113,144	4		—	113,148
Maintenance and utilities	22,200	15,914	—	38,114	—		—	38,114
Depreciation and amortization	34,101	16,308	—	50,409	—		—	50,409
Corporate expense	10,317	—	—	10,317	—		—	10,317
Preopening expense	4,342	—	—	4,342	—		(2,724)	1,618
Other operating items, net	1,174	(1,624)	—	(450)	—		—	(450)
Total costs and expenses	399,227	168,424	—	567,651	4		(2,724)	564,931

Operating loss from Borgata	(9,333)	—	9,333	—	—		—	—

Operating income	36,294	18,667	(9,333)	45,628	2,720		—	48,348

Other expense (income)
Interest income	(272)	—	—	(272)	—	—	—	(272)
Interest expense, net of amounts capitalized	50,379	20,755	—	71,134	2,981		—	74,115
Other non-operating expenses from Borgata, net	10,359		(10,359)	—	—		—	—
Total other expense, net	60,466	20,755	(10,359)	70,862	2,981		—	73,843

Income (loss) before income taxes	(24,172)	(2,088)	1,026	(25,234)	(261)		—	(25,495)
Income taxes	8,376	37	—	8,413	—		—	8,413

Net income (loss)	(15,796)	(2,051)	1,026	(16,821)	(261)		—	(17,082)
Net loss attributable to noncontrolling interest	—	—	1,025	1,025	261		—	1,286

Net loss attributable to Boyd Gaming Corp	$(15,796)	$(2,051)	$2,051	$(15,796)	$—		$—	$(15,796)

Basic net loss per common share	$(0.18)							$(0.18)

Weighted average basic shares outstanding	87,643							87,643

Diluted net loss per common share	$(0.18)							$(0.18)

Weighted average diluted shares outstanding	87,643							87,643

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended September 30, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended September 30, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$324,086	$176,738	$—	$500,824	$—	$—	$500,824
Food and beverage	57,884	41,337	—	99,221	—	—	99,221
Room	31,762	33,069	—	64,831	—	—	64,831
Other	22,116	11,989	—	34,105	2,724	(2,724)	34,105
Gross revenues	435,848	263,133	—	698,981	2,724	(2,724)	698,981
Less promotional allowances	47,651	61,115	—	108,766	—	—	108,766
Net revenues	388,197	202,018	—	590,215	2,724	(2,724)	590,215

Costs and expenses
Gaming	161,732	68,943	—	230,675	—	—	230,675
Food and beverage	31,409	19,459	—	50,868	—	—	50,868
Room	9,480	4,106	—	13,586	—	—	13,586
Other	18,550	10,067	—	28,617	—	—	28,617
Selling, general and administrative	63,442	32,859	—	96,301	—	—	96,301
Maintenance and utilities	24,250	16,656	—	40,906	19	—	40,925
Depreciation and amortization	30,871	15,163	—	46,034	—	—	46,034
Corporate expense	11,025	—	—	11,025	—	—	11,025
Preopening expense	4,444	—	—	4,444	—	(2,724)	1,720
Other operating items, net	2,306	(6)	—	2,300	—	—	2,300
Total costs and expenses	357,509	167,247	—	524,756	19	(2,724)	522,051

Operating income from Borgata	17,385	—	(17,385)	—	—	—	—

Operating income	48,073	34,771	(17,385)	65,459	2,705	—	68,164

Other expense (income)
Interest income	(15)	—	—	(15)	—	—	(15)
Interest expense, net of amounts capitalized	34,086	20,995	—	55,081	5,002	—	60,083
Fair value adjustment of derivative instruments	—	—	—	—	—	—	—
Gain on early retirements of debt, net	—	(54)	—	(54)	—	—	(54)
Other income	(1,000)	—	—	(1,000)	—	—	(1,000)
Other non-operating expenses from Borgata, net	11,215	—	(11,215)	—	—	—	—
Total other expense, net	44,286	20,941	(11,215)	54,012	5,002	—	59,014

Income (loss) before income taxes	3,787	13,830	(6,170)	11,447	(2,297)	—	9,150
Income taxes	(678)	(1,492)	—	(2,170)	—	—	(2,170)

Net income (loss)	3,109	12,338	(6,170)	9,277	(2,297)	—	6,980
Net income attributable to noncontrolling interest	—	—	(6,168)	(6,168)	2,297	—	(3,871)

Net income attributable to Boyd Gaming Corp	$3,109	$12,338	$(12,338)	$3,109	$—	$—	$3,109

Basic net income per common share	$0.04						$0.04

Weighted average basic shares outstanding	87,256						87,256

Diluted net income per common share	$0.04						$0.04

Weighted average diluted shares outstanding	87,432						87,432

The following table sets forth the impact of the consolidation of Borgata and LVE during the nine months ended September 30, 2012. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Nine Months Ended September 30, 2012
	Boyd Gaming		Borgata		Boyd/Borgata	LVE (Variable		LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations		Subtotal	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$1,097,507	$470,285	$—		$1,567,792	$—	`	$—	$1,567,792
Food and beverage	205,773	112,350	—		318,123	—		—	318,123
Room	114,541	91,048	—		205,589	—		—	205,589
Other	79,068	31,547	—		110,615	8,172		(8,172)	110,615
Gross revenues	1,496,889	705,230	—		2,202,119	8,172		(8,172)	2,202,119
Less promotional allowances	173,962	166,573	—	1	340,535	—		—	340,535
Net revenues	1,322,927	538,657	—		1,861,584	8,172		(8,172)	1,861,584

Costs and expenses
Gaming	547,179	195,225	—		742,404	—		—	742,404
Food and beverage	112,918	56,533	—		169,451	—		—	169,451
Room	32,727	10,944	—		43,671	—		—	43,671
Other	57,367	25,345	—		82,712	—		—	82,712
Selling, general and administrative	230,307	102,999	—		333,306	13		—	333,319
Maintenance and utilities	71,803	44,644	—		116,447	—		—	116,447
Depreciation and amortization	103,673	47,452	—		151,125	—		—	151,125
Corporate expense	36,197	—	—		36,197	—		—	36,197
Preopening expense	13,420	240	—		13,660	—		(8,172)	5,488
Other operating items, net	1,413	(3,812)	—		(2,399)	—		—	(2,399)
Total costs and expenses	1,207,004	479,570	—		1,686,574	13		(8,172)	1,678,415

Operating loss from Borgata	(29,543)		29,543		—	—		—	—

Operating income	145,466	59,087	(29,543)		175,010	8,159		—	183,169

Other expense (income)
Interest income	(684)	—	—		(684)	—	—	—	(684)
Interest expense, net of amounts capitalized	131,823	61,885	—		193,708	9,023		—	202,731
Other non-operating expenses from Borgata, net	31,010	—	(31,010)		—	—		—	—
Total other expense, net	162,149	61,885	(31,010)		193,024	9,023		—	202,047

Income (loss) before income taxes	(16,683)	(2,798)	1,467		(18,014)	(864)		—	(18,878)
Income taxes	7,716	(136)	—		7,580	—		—	7,580

Net income (loss)	(8,967)	(2,934)	1,467		(10,434)	(864)		—	(11,298)
Net loss attributable to noncontrolling interest	—	—	1,467		1,467	864		—	2,331

Net loss attributable to Boyd Gaming Corp	$(8,967)	$(2,934)	$2,934		$(8,967)	$—		$—	$(8,967)

Basic net loss per common share	$(0.10)								$(0.10)

Weighted average basic shares outstanding	87,587								87,587

Diluted net loss per common share	$(0.10)								$(0.10)

Weighted average diluted shares outstanding	87,587								87,587

The following table sets forth the impact of the consolidation of Borgata and LVE during the nine months ended September 30, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Nine Months Ended September 30, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$978,584	$490,732	$—	$1,469,316	$—	$—	$1,469,316
Food and beverage	173,023	112,860	—	285,883	—	—	285,883
Room	92,704	89,177	—	181,881	—	—	181,881
Other	68,523	31,889	—	100,412	8,134	(8,134)	100,412
Gross revenues	1,312,834	724,658	—	2,037,492	8,134	(8,134)	2,037,492
Less promotional allowances	137,134	170,794	—	307,928	—	—	307,928
Net revenues	1,175,700	553,864	—	1,729,564	8,134	(8,134)	1,729,564

Costs and expenses
Gaming	481,089	199,368	—	680,457	—	—	680,457
Food and beverage	95,101	53,415	—	148,516	—	—	148,516
Room	28,925	10,996	—	39,921	—	—	39,921
Other	56,270	25,921	—	82,191	—	—	82,191
Selling, general and administrative	192,467	96,405	—	288,872	—	—	288,872
Maintenance and utilities	66,670	47,493	—	114,163	950	—	115,113
Depreciation and amortization	94,529	50,577	—	145,106	—	—	145,106
Corporate expense	36,569	—	—	36,569	—	—	36,569
Preopening expense	13,334	92	—	13,426	—	(8,134)	5,292
Other operating items, net	3,510	5,759	—	9,269	—	—	9,269
Total costs and expenses	1,068,464	490,026	—	1,558,490	950	(8,134)	1,551,306

Operating income from Borgata	31,919	—	(31,919)	—	—	—	—

Operating income	139,155	63,838	(31,919)	171,074	7,184	—	178,258

Other expense (income)
Interest income	(40)	—	—	(40)	—	—	(40)
Interest expense, net of amounts capitalized	114,026	59,606	—	173,632	10,436	—	184,068
Fair value adjustment of derivative instruments	265	—	—	265	—	—	265
(Gain) loss on early retirements of debt, net	20	(54)	—	(34)	—	—	(34)
Other income	(1,000)	—	—	(1,000)	—	—	(1,000)
Other non-operating expenses from Borgata, net	30,275	—	(30,275)	—	—	—	—
Total other expense, net	143,546	59,552	(30,275)	172,823	10,436	—	183,259

Income (loss) before income taxes	(4,391)	4,286	(1,644)	(1,749)	(3,252)	—	(5,001)
Income taxes	1,028	(1,001)	—	28	—	—	28

Net income (loss)	(3,363)	3,285	(1,644)	(1,722)	(3,252)	—	(4,973)
Net (income) loss attributable to noncontrolling interest	—	—	(1,641)	(1,641)	3,252	—	1,610

Net loss attributable to Boyd Gaming Corp	$(3,363)	$3,285	$(3,285)	$(3,363)	$—	$—	$(3,363)

Basic net loss per common share	$(0.04)						$(0.04)

Weighted average basic shares outstanding	87,206						87,206

Diluted net loss per common share	$(0.04)						$(0.04)

Weighted average diluted shares outstanding	87,206						87,206

The following tables reconcile Adjusted earnings (loss) and Adjusted earnings (loss) per share to Net income (loss) attributable to Boyd Gaming Corporation and Net income (loss) per share, respectively, as reported in accordance with GAAP. The weighted average shares outstanding represent the shares used in the diluted net income per share computations, except to the extent such common share equivalents are anti-dilutive. Also, during periods in which our adjusted earnings result in a loss, our basic shares outstanding are used in the computation of Adjusted loss per share, as any common share equivalents would be anti-dilutive.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$(15,796)	$3,109	$(8,967)	$(3,363)
Adjustments related to Boyd Gaming:
Preopening expense, excluding impact of LVE	4,342	4,444	13,420	13,334
Acquisition related expenses	645	1,874	6,917	2,244
Gain on insurance settlement, net of flood expense	—	—	(6,091)	—
Miscellaneous non-recurring adjustments, net	528	406	586	1,240
Adjustments to property tax accruals, net	(658)	(3,926)	(1,255)	(7,464)
Change in fair value of derivative instruments	—	—	—	265
Other income	—	(1,000)	—	(1,000)
Interest on acquisition financing	3,614	—	3,614	—
Loss on early retirements of debt, net	—	—	—	20
Adjustments related to Borgata:
Other operating items, net	(1,623)	20	(3,811)	5,785
Preopening expense	—	—	240	92
Gain on early retirements of debt	—	(54)	—	(54)
Other valuation adjustments related to consolidation, net	286	649	432	322
Total adjustments	7,134	2,413	14,052	14,784

Income tax effect for above adjustments	(1,454)	(587)	(4,170)	(4,332)
Impact on noncontrolling interest, net	669	(308)	1,570	(3,073)
Adjusted earnings (loss)	$(9,447)	$4,627	$2,485	$4,016

Adjusted earnings (loss) per share	$(0.11)	$0.05	$0.03	$0.05

Weighted average shares outstanding	87,643	87,432	87,587	87,591

Net income (loss) per share	$(0.18)	$0.04	$(0.10)	$(0.04)
Adjustments related to Boyd Gaming:
Preopening expense, excluding impact of LVE	0.05	0.05	0.15	0.15
Acquisition related expenses	0.01	0.02	0.08	0.03
Gain on insurance settlement, net of flood expense	—	—	(0.07)	—
Miscellaneous non-recurring adjustments, net	0.01	—	0.01	0.01
Adjustments to property tax accruals, net	(0.01)	(0.05)	(0.01)	(0.09)
Other income
Change in fair value of derivative instruments	—	—	—	—
Other income	—	(0.01)	—	(0.01)
Interest on acquisition financing	0.04	—	0.04	—
Loss on early retirements of debt, net	—	—	—	—
Adjustments related to Borgata:
Other operating items, net	(0.02)	—	(0.04)	0.08
Preopening expense	—	—	—	—
Other valuation adjustments related to consolidation, net	—	0.01	—	—
Total adjustments	0.08	0.02	0.16	0.17
Income tax effect for above adjustments	(0.02)	(0.01)	(0.05)	(0.05)
Impact on noncontrolling interest, net	0.01	—	0.02	(0.03)
Adjusted earnings (loss) per share	$(0.11)	$0.05	$0.03	$0.05

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three and nine months ended September 30, 2012 and 2011. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)
Net Revenues
Las Vegas Locals	$138,787	$145,915	$442,563	$452,270
Downtown Las Vegas	53,547	53,327	166,494	165,578
Midwest and South (1)	232,965	187,906	710,415	553,787
Atlantic City	187,091	202,018	538,657	553,864
Reportable Segment Net revenues	612,390	589,166	1,858,129	1,725,499
Other	889	1,049	3,455	4,065
Net revenues	$613,279	$590,215	$1,861,584	$1,729,564

Adjusted EBITDA
Las Vegas Locals	$24,271	$30,793	$97,292	$109,006
Downtown Las Vegas	6,356	6,005	22,897	24,375
Midwest and South (1)	48,708	44,524	157,841	128,011
Wholly-owned Property Adjusted EBITDA	79,335	81,322	278,030	261,392
Corporate expense	(9,082)	(9,570)	(29,756)	(29,826)
Wholly-owned Adjusted EBITDA	70,253	71,752	248,274	231,566
Atlantic City	33,350	50,287	102,966	120,626
Adjusted EBITDA	$103,603	$122,039	$351,240	$352,192

Unallocated costs and expenses
Deferred rent	$996	$1,034	$2,988	$3,102
Depreciation and amortization	50,409	46,034	151,125	145,106
Preopening expenses	1,618	1,720	5,488	5,292
Share-based compensation expense	1,607	1,787	7,560	7,740
Other operating items, net	(450)	2,300	(2,399)	9,269
Other	1,075	1,000	3,309	3,425
Total unallocated costs and expenses	55,255	53,875	168,071	173,934
Operating income	48,348	68,164	183,169	178,258
Other expense
Interest expense, net	73,843	60,068	202,047	184,028
Fair value adjustment of derivative instruments	—	—	—	265
Gain on early retirements of debt, net	—	(54)	—	(34)
Other income	—	(1,000)	—	(1,000)
Total other expense, net	73,843	59,014	202,047	183,259
Income (loss) before income taxes	(25,495)	9,150	(18,878)	(5,001)
Income taxes	8,413	(2,170)	7,580	28
Net income (loss)	(17,082)	6,980	(11,298)	(4,973)
Net (income) loss attributable to noncontrolling interest	1,286	(3,871)	2,331	1,610
Net income (loss) attributable to Boyd Gaming Corporation	$(15,796)	$3,109	$(8,967)	$(3,363)

(1) During the three and nine months ended September 30, 2012, IP provided $ 49.1 million and $ 145.4 million in Net Revenues and $ 9.6 million and $ 33.7 million in Wholly-owned Property Adjusted EBITDA, respectively.

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the previous table.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Corporate expense as reported on our consolidated statements of operations	$10,317	$11,025	$36,197	$36,569
Corporate share-based compensation expense	(1,235)	(1,455)	(6,441)	(6,743)
Corporate expense as reported on the previous table	$9,082	$9,570	$29,756	$29,826

The following table presents Borgata's condensed consolidated statements of operations for the three and nine months ended September 30, 2012 and 2011, as reflected in our condensed consolidated statements presented herein. These results present the impact of certain valuation adjustments made upon consolidation; however, these adjustments were not pushed down to Borgata and are therefore not reflected in Borgata's stand alone financial statements.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Revenues
Gaming	$162,360	$176,738	$470,285	$490,732
Food and beverage	40,234	41,337	112,350	112,860
Room	34,220	33,069	91,048	89,177
Other	12,809	11,989	31,547	31,889
Gross revenues	249,623	263,133	705,230	724,658
Less promotional allowances	62,532	61,115	166,573	170,794
Net revenues	187,091	202,018	538,657	553,864

Costs and expenses
Gaming	67,592	68,943	195,225	199,368
Food and beverage	19,744	19,459	56,533	53,415
Room	3,990	4,106	10,944	10,996
Other	11,030	10,067	25,345	25,921
Selling, general and administrative	35,470	32,859	102,999	96,405
Maintenance and utilities	15,914	16,656	44,644	47,493
Depreciation and amortization	16,308	15,163	47,452	50,577
Preopening expense	—	—	240	92
Other operating items, net	(1,624)	(6)	(3,812)	5,759
Total costs and expenses	168,424	167,247	479,570	490,026
Operating income	18,667	34,771	59,087	63,838

Other expense (income)
Interest expense, net of amounts capitalized	20,755	20,995	61,885	59,606
Gain on early retirements of debt	—	(54)	—	(54)
Total other expense, net	20,755	20,941	61,885	59,552
Income (loss) before income taxes	(2,088)	13,830	(2,798)	4,286
Income taxes	37	(1,492)	(136)	(1,001)
Net income (loss)	$(2,051)	$12,338	$(2,934)	$3,285